                                                                    EXHIBIT 10.6

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of the 19th day of October, 1992, by and among SOUTHWEST NETWORK SERVICES, INC., a Delaware corporation (the "Company"), certain persons and entities among those listed on Schedule A hereto, each of whom is herein referred to individually as a "Prior Investor" and collectively as the "Prior Investors" and each of whom is a party to that certain Series A Preferred Stock Purchase Agreement of the Company dated as of April 10, 1991 (the "Prior Agreement") who, in the aggregate hold the number of shares of capital stock of the Company required to amend the various provisions of the Prior Agreement, in accordance with Section 10.10 thereof and the persons and entities listed on Schedule B hereto, each of whom is herein referred to individually as a "New Investor" and collectively as the "New Investors" (the Prior Investors and the New Investors are sometimes referred to herein individually as an "Investor" and collectively as the "Investors").

                                  WITNESSETH:

     The Company and certain of the Prior Investors previously entered into the Prior Agreement pursuant to which, among other things, the Company sold to such Prior Investors and the Prior Investors purchased from the Company shares of the Company's Series A Preferred Stock.

     Pursuant to that certain Secured Demand Note Agreement of the Company dated as of March 31, 1992, as amended and restated (the "Note Agreement"), the Company borrowed from the Lenders under the Note Agreement (some of whom are also Prior Investors) an aggregate principal amount of $3,095,686.63 and, as evidence of the Company's indebtedness to each of such Lenders, executed and delivered to each of such Lenders the Company's Secured Demand Promissory Notes (the "Notes").

     The Company now desires to exchange the Notes previously issued to the Lenders pursuant to the Note Agreement for shares of Series B Preferred Stock, and to sell additional shares of Series B Preferred Stock to the New Investors, together with warrants (the "Warrants") covering one (1) share of the Company's Common Stock, $.01 par value per share, for each share of Series B Preferred Stock exchanged for cancellation of the Notes and/or purchased hereunder, and to amend and restate certain provisions of the Prior Agreement, all as provided for herein.

     NOW, THEREFORE, the Company and the undersigned Investors hereby agree as follows:

     1.   Purchase and Sale of Stock and Issuance of Warrants.

     1.1  Sale and Issuance of Series B Preferred Stock and Warrants.

     (a) The Company shall adopt and file with the Secretary of State of Delaware a Certificate of Designation, Voting Powers, Preferences and Rights of the Series B

          Preferred Stock of the Company (the "Series B Designation") such Series B Designation to be substantially in the form attached hereto as Exhibit "A".

     (b) The Company shall authorize the issuance of the Warrants covering an aggregate of up to 3,250,000 shares of the Company's Common Stock, at an exercise price of $.01 per share, each such Warrant to be subject to the terms and conditions as set forth in the form of the Warrant attached hereto as Exhibit "B".

     (c) Subject to the terms and conditions of this Agreement: (i) the Company agrees to sell and issue at the Closing (as defined hereinafter) to each New Investor, in consideration of the cancellation of the Notes, including the accrued interest thereon, previously issued to such New Investor under the Note Agreement (the total principal amount, together with the accrued interest on such Notes is set forth opposite each New Investor's name under the heading "Principal of and Interest on Notes" on Schedule B attached hereto), that number of shares of the Company's Series B Preferred Stock set forth opposite each New Investor's name under the heading "Series B Stock to be Issued in Exchange for Notes" on Schedule B attached hereto, and each New Investor agrees, severally, to deliver to the Company at the Closing the original Notes previously issued to such New Investor under the Note Agreement in consideration for the purchase of such shares of Series B Preferred Stock; (ii) each New Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each New Investor at the Closing that number of additional shares of the Company's Series B Preferred Stock set forth opposite each New Investor's name under the heading "Additional Series B Stock to be Purchased" on Schedule B attached hereto for the purchase price set forth under the heading "Purchase Price of Additional Series B Stock to be Purchased" on said Schedule B; and (iii) the Company agrees to issue to each New Investor a Warrant to purchase the number of shares (subject to adjustment as therein described) of the Company's Common Stock set forth opposite such New Investor's name under the heading "Shares of Common Stock Covered by Warrant" on Schedule B attached hereto.

     1.2 Closing. The Closing shall take place at the offices of Worsham, Forsythe, Sampels & Wooldridge, 32nd Floor, 2001 Bryan Tower, Dallas, Texas, at 11:00 a.m., on October 19, 1992, or at such other time and place as the Company and New Investors acquiring in the aggregate more than half of the shares of Series B Preferred Stock to be issued and sold at such time may mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each New Investor a certificate or certificates representing the aggregate number of shares of Series B Preferred Stock which such New Investor is purchasing, together with a Warrant covering the number of shares (subject to adjustment as therein described) of the Company's Common Stock set forth opposite such New Investor's name on Schedule B attached hereto, against delivery to the Company by such New Investor of the original Notes previously issued to such New Investor under the Note Agreement and a check payable to the Company's order, a wire transfer to the Company's account or other consideration acceptable to the Company, in the amount of the purchase price for the additional shares of Series B Preferred Stock being purchased by such New Investor.

     1.3 Subsequent Closings. The Company may, if it so elects, issue and sell to the New Investors, as well as other persons and entities, up to such number of shares of Series B Preferred Stock as when added to the number of shares issued and sold at the Closing will not exceed 3,250,000 shares, together with Warrants covering the same number of shares of Common Stock at a purchase price of not less than $4.00 per share, each such closing or closings to occur on or before March 31, 1993. Such subsequent sale or sales shall be upon substantially the same terms and conditions as provided herein and such subsequent purchasers shall deliver at the time of each such subsequent closing a counterpart signature page of this Agreement. Upon the closing or closings of such sale or sales and delivery by such persons of a counterpart signature page hereof, the person(s) purchasing such shares and Warrants shall be deemed to be New Investors hereunder, with all of the same rights and subject to all of the obligations as herein provided. The issuance of shares of Series B Preferred Stock and Warrants pursuant to this Section 1.3 shall be conducted in a manner not inconsistent with any exemption from applicable state and federal securities laws the Company may claim with respect to the issuance of such shares and Warrants at the Closing.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a materially adverse effect on its business or properties, taken as a whole.

     2.2 Capitalization. The authorized capital of the Company consists, or will consist prior to the Closing, of:

     (i) Convertible Preferred Stock. 7,500,000 shares of preferred stock, $.10 par value per share ("Preferred Stock"), of which 4,150,000 shares have been designated as Series A Preferred Stock and 3,250,000 shares of preferred stock will have been designated Series B Preferred Stock and may be issued and sold in accordance with the terms of this Agreement. The rights, privileges and preferences of the Series B Preferred Stock will be as stated in the Company's Series B Designation attached hereto as Exhibit "A". 3,944,184 shares of the Series A Preferred Stock are issued and outstanding. The issued and outstanding shares of Series A Preferred Stock, together with the shares of Series B Preferred Stock to be issued in connection with this Agreement are sometimes collectively referred to herein as the "Preferred Stock".

     (ii) Common Stock. 13,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), of which 201,611 shares are issued and outstanding.

     (iii) Except as set forth on Schedule 2.2 hereof, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Company of any shares of its capital stock.

     2.3 Subsidiaries. Except as set forth on Schedule 2.3 hereof, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

     2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, the authorization, issuance (or reservation for issuance) and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock and the authorization, issuance (or reservation for issuance) and delivery of the Warrants and the Common Stock issuable upon exercise thereof, have been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

     2.5   Valid Issuance of Preferred and Common Stock.

     (a) The Series B Preferred Stock which is being purchased by the New Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the New Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants or the Series B Designation, as the case may be, shall be duly and validly issued, fully paid and nonassessable.

     (b) The outstanding shares of Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

     2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required: (i) in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with any applicable state securities or Blue Sky laws which have been, or prior to the Closing shall have been, fully complied with by the Company; or (ii) in order for the Company to conduct its business in the manner presently conducted and as presently contemplated by the Company, except as set forth on Schedule 2.6 hereof.

     2.7 Litigation. Except as set forth on Schedule 2.7 hereof, there is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any materially adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as set forth on Schedule 2.7 hereof, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     2.8 Proprietary Agreement. The Company, after reasonable investigation, is not aware that any of its officers or employees who have signed Proprietary Information and Inventions Agreements with the Company is in violation thereof, and the Company will use its best efforts to prevent any such violation.

     2.9 Patents and Trademarks. Except as set forth on Schedule 2.9 hereof, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any known material conflict with or infringement of the rights of others. Except as set forth on Schedule 2.9 hereof, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, and the Company is not a party to nor bound by any options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

     2.10 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Restated Certificate of Incorporation, as amended, or Bylaws, as amended, or of any material instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company's business or properties, taken as a whole. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

     2.11  Agreements; Action.

     (a) Except as set forth on Schedule 2.11 hereof and except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company, any of its officers, directors, affiliates, employees, or any affiliate thereof.

     (b) The Company is not a party to or is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate of Incorporation, as amended, or Bylaws, as amended, which materially and adversely affects its business as now conducted, its properties or its financial condition.

     2.12 Disclosure. The Company has fully provided each New Investor with all the information which such New Investor has requested for deciding whether to make the investment contemplated by this Agreement and all information which the Company believes is reasonably necessary to enable such New Investor to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     2.13 Registration Rights. Except as set forth on Schedule 2.13 hereof, and as provided in Section 7 of this Agreement (and in Section 7 of the Prior Agreement herein replaced and superseded by Section 7 of this Agreement), the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

     2.14 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (which amendments have been, or shall be, approved by the requisite procedures under Delaware law), the Restated Certificate of Incorporation and Bylaws of the Company are in the form attached hereto as Exhibit "A".

     2.15  Financial Statements; Absence of Liabilities and Changes.

     (a) The Company has furnished the New Investors with financial statements as of, and for the periods ended, March 31, 1992 and August 31, 1992 (collectively, the "Financial Statements") attached hereto as Exhibit "C". The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the period involved and fairly present the financial position of the Company as of said date and the results of operations of the Company for the period indicated, except for normal year end audit adjustments. The Company has no material liabilities, debts or obligations, whether accrued, contingent or absolute, other than (i) liabilities reflected on or reserved against the balance sheet of the Financial Statements, and (ii) liabilities reflected on Schedule 2.15 or incurred since August 31, 1992 in the ordinary and usual course of business. Since August 31, 1992, the Company has been operated in the ordinary and usual course of business, and except as set forth on
           Schedule 2.15 there has not been:

           (i) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse;

           (ii) any material damage, destruction or loss of, or to, assets of the Company, whether or not covered by insurance;

           (iii) any waiver by the Company of a valuable right or of a material debt owed to it;

           (iv) any declaration, authorization or payment of any dividend or other distribution of the assets of the Company, or any agreement to declare, authorize or pay any said dividend or distribution; or

           (v) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject.

     (b) To the Company's knowledge, there has not been since August 31, 1992 any event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

     2.16 Employee Benefits Plans. Except for the Profit Sharing 401(k) Plan and the Section 125 Cafeteria Plan of the Company (collectively, the "Plans") described in the summaries of such Plans attached hereto as Exhibits "D-1" and "D-2", respectively, the Company does not have any employee benefit plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), with respect to the Plans and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation or the Plan under Title IV of ERISA which is material to the Company.

     2.17 Minute Book. The minute book of the Company contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflects all transactions referred to in such minutes accurately in all material respects.

     2.18 Real Property Holding Corporation. The Company is not a "United States real property holding corporation," as that term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2(b). If at any time in the future the Company shall become a "United States real property holding corporation", the Company shall notify each foreign investor of such event as promptly as practicable. Within thirty (30) days after receipt of a request from a foreign investor, the Company shall prepare and deliver to such foreign investor the statement required under Treasury Regulation Section 1.897-2(h) and, subject to the succeeding sentence, either or both of the following documents: (i) an affidavit in conformance with the requirements of Section 1445(b)(3) of the Code, or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such foreign investor are of a class that is regularly traded on an established securities market, within the meaning of Section 1445(b)(6) of the Code. If the Company is unable to provide either of the documents described in (i) or (ii) above upon request, it shall promptly, and in any event within thirty (30) days, notify such foreign investor in writing of the reason for such inability. Finally, upon the request of a foreign investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall reasonably cooperate with the efforts of such foreign investor to obtain a "qualifying statement" within the meaning of Section 1445(b)(4) of the Code or such other documents as would exclude a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to Section 897(a) of the Code.

     3. Additional Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Investors, and each of them, as follows:

     3.1 Claims Re: Employment. Except as set forth on Schedule 2.7 hereof, no person or entity is known to have any claim against the Company or any current employee with respect to the continued employment by the Company of any current employee under the terms of any employment contract, covenant not to compete, patent disclosure agreement or otherwise. Except as set forth on
Schedule 2.7 hereof, no litigation is pending or threatened against any current employee or the Company relating to the employee's relationship with any former employer. Except as set forth on Schedule 2.7 hereof, no former or existing employee of the Company has asserted any claim against the Company arising out of any actual or alleged breach of any actual or alleged employment contract with the Company.

     3.2 Claims Re: Information. Except as set forth on Schedule 2.7 hereof, no person or entity is known to have any claim against the Company or any current employee with respect to the use of any proprietary information, trade secrets, patents, formulae or other intangible property rights by the Company or any current employee under the terms of any agreement, instrument or law.

     3.3 Employee Shareholder Agreements. All employee stockholders of the Company have entered into, and until such time as the Company may complete its initial sale of its Common Stock pursuant to a Registration Statement on Form S-1, or its equivalent, under the Securities Act of 1933, as amended (the "Act"), which results in aggregate cash proceeds to the Company of in excess of $10,000,000 and the public offering price of which is not less than $6.00 per share (adjusted to reflect subsequent changes in the capitalization of the Company) ("Qualified IPO"), each person who is or who shall become an employee-stockholder of the Company shall enter into, a Shareholder's Agreement with the Company in the form attached hereto as Exhibit "E" or such other form as the board of directors of the Company may approve from time to time.

     3.4 Proprietary Information and Inventions Agreement. All present employees have, and at least until such time as the Company may complete its Qualified IPO, all future employees shall, as a condition to the commencement and continuation of their employment with the Company, enter into a Proprietary Information and Inventions Agreement with the Company, substantially in the form attached hereto as Exhibit "F" or such other form as the board of directors of the Company may approve from time to time.

     3.5 Claims Re: Prior Employers. To the Company's knowledge, and except as set forth on Schedule 2.7 hereof, no employee of the Company has any duty or obligation to perform any service for any prior employer of such employee, other than in connection with the application for, or renewal or prosecution of, patents or other proprietary information rights.

     4. Representations and Warranties of the New Investors. Each New Investor hereby represents and warrants that:

     4.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

     4.2 Purchase Entirely for Own Account. It is acquiring the Series B Preferred Stock and the Warrants solely for investment purposes and not for sale or with a view to distribution of all or any part of such Series B Preferred Stock or Warrants or the Common Stock issuable upon the conversion or exercise thereof.

     4.3 Disclosure of Information. It believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock and the Warrants. Each New Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the investment contemplated hereby. The foregoing, however, does not limit or modify the representations and warranties of the Company in Sections 2 and 3 of this Agreement.

     4.4 Investment Experience. Each New Investor is an accredited investor within the meaning of Regulation D under the Act and an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby and to protect itself in connection with such investment. If other than an individual, each New Investor also represents that it has not been organized or reorganized for the specific purpose of making the investment contemplated hereby.

     4.5 Restricted Securities. It understands that the Series B Preferred Stock and the Warrants, as well as the Common Stock issuable upon conversion or exercise thereof are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, each New Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each New Investor further agrees not to make any disposition of all or any portion of the Series B Preferred Stock or Warrants (or the Common Stock issuable upon the conversion or exercise thereof) unless and until:

     (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

     (b) (i) Such New Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such New Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer: (i) by a New Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, where no consideration is paid by the partner or retired partner, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original New Investor hereunder; or (ii) by a New Investor which is a corporation to an affiliate thereof which is directly or indirectly owned by the same corporate parent as such New Investor.

     4.7 Legend. It is understood that the certificates evidencing the Series B Preferred Stock and the Warrants (and the Common Stock issuable upon conversion or exercise thereof) may, in addition to any legends required by any state securities laws, bear the following legend:

           "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Corporation that such registration is not required or unless sold pursuant to Rule 144 under such Act or otherwise pursuant to the terms of that certain Series B Preferred Stock Purchase Agreement dated as of October 19, 1992. These securities must also be voted in accordance with such Agreement. Copies of such Agreement may be obtained upon written request to the Secretary of the Corporation."

     5. Conditions of Investors' Obligations at Closing. The obligations of each New Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     5.1 Representations and Warranties. The representations and warranties of the Company contained in Sections 2 and 3 shall be true, in all material respects, on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, including, but not limited to, the due adoption and filing with the Secretary of State of Delaware of the Series B Designation and compliance with all applicable state securities or blue sky laws.

     5.3 Compliance Certificate. An executive officer of the Company shall deliver to the New Investors at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since August 31, 1992 other than as disclosed herein.

     5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to New Investors purchasing at least a majority of the Series B Preferred Stock and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     5.5 Opinion of Counsel. Each New Investor shall have received from Worsham, Forsythe, Sampels & Wooldridge an opinion, dated as of the Closing, in form and substance satisfactory to the Investors, to the effect that:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business. The Company has no subsidiaries other than Specialized Network Services, Inc. of which the Company owns all of the issued and outstanding capital stock.

     (b) The Company is qualified to do business as a foreign corporation in the States of Texas, California, Louisiana, Oklahoma, Georgia and Tennessee.

     (c) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company. Subject to the exercise of judicial discretion, equitable principles and bankruptcy and other laws of general application affecting the rights and remedies of its creditors, the Agreement is enforceable according to its terms, except insofar as public policy may limit the enforceability of the indemnification provisions of Section 7.10 of the Agreement and except that no opinion need be given as to the availability of equitable remedies.

     (d)   The capitalization of the Company is as follows:

           (i) Preferred Stock. 7,500,000 shares of preferred stock, $.10 par value per share, of which 4,150,000 shares have been designated as Series A Preferred Stock and 3,250,000 shares have been designated as Series B Preferred Stock. 3,944,184 shares of the Series A Preferred Stock have been duly authorized, issued and delivered, are validly outstanding, fully paid and nonassessable, and were offered and sold in compliance with exemptions from the registration provisions of all applicable federal and Texas securities laws. The shares of Series B Preferred Stock being purchased pursuant to this Agreement have been duly authorized, issued and delivered, are validly outstanding, fully paid and nonassessable, and have been approved by all requisite stockholder action. The respective rights, privileges and preferences of the Series B Preferred Stock are as stated in the Series B Designation attached as Exhibit "A" to this Agreement. The Common Stock issuable upon the exercise of the Warrants and the conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, when issued in accordance with the Warrants or the Series B Designation, as the case may be, will be validly issued, fully paid and nonassessable.

          (ii) Common Stock. 13,000,000 shares of Common Stock, $.01 par value per share, of which 201,611 have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were offered and sold in compliance with exemptions from the registration provisions of all applicable federal and Texas securities laws.

          (iii) Except for the items on Schedule 2.2 of this Agreement, there are no preemptive rights or, to the best of such counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

     (e) The certificates representing shares of the Series B Preferred Stock and shares of Common Stock are in due and proper form. The form of Warrant complies with the requirements of the General Corporation Law of the State of Delaware applicable thereto. The documents attached to the Agreement as Exhibit "A" are true, complete and accurate copies of the Restated Certificate of Incorporation of the Company, as amended (including the Series B Designation) and the Bylaws of the Company, as amended.

     (f) The execution, delivery, performance and compliance by the Company with the terms of this Agreement do not violate any provision of any applicable federal, state or local law, rule or regulation or of any judgment, writ, decree or order binding upon the Company or any provision of the Company's Restated Certificate of Incorporation, as amended, or Bylaws, as amended, and, to the best of such counsel's knowledge, do not conflict with or constitute a default under the provisions of any agreement to which the Company is a party or by which it is bound.

     (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement have been obtained, or will be timely filed, and, to the extent necessary, are effective, as of the Closing and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

     (h) Based in part upon the representations of the New Investors, the offer and sale of the Series B Preferred Stock and Warrants pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Sections 3(b) or 4(2) thereof and from the registration or qualification requirements of any securities laws or regulations of the State of Texas.

     (i) Such counsel is not aware that there is any action, proceeding or investigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of this Agreement, or the right of the Company to enter into this Agreement or, which might result, either individually or in the aggregate, in any materially adverse change in the assets, condition, affairs or prospects of the Company.

     (j) Such counsel is not aware that the Company is in violation of any provision of its Certificate of Incorporation, as amended, or Bylaws, as amended, nor that either of such documents is in violation of the General Corporation Law of the State of Delaware, which violation might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company.

     6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each New Investor under this Agreement are subject to the fulfillment on or before the Closing of the following conditions:

     6.1 Representations and Warranties. The representations and warranties of the New Investor contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     6.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its legal counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     6.3 Filing of Series B Designation. The Series B Designation shall have been duly adopted and filed with the Secretary of State of Delaware.

     6.4 Compliance with State Securities Laws. All applicable state securities and blue sky laws shall have been complied with.

     6.5 Payment of Purchase Price. The New Investor shall have delivered the original Notes issued to such New Investor under the Note Agreement and the purchase price specified on Schedule B hereto.

     7.    Registration Rights.  The Company covenants and agrees as follows:

     7.1   Definitions.  For purposes of this Section 7:

     (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registerable Securities" means (1) the Common Stock issuable or issued upon conversion of Preferred Stock (including the issued and outstanding shares of Series A Preferred Stock, the Series A Preferred Stock which may be purchased pursuant to the exercise of those certain warrants issued by the Company to certain equipment lessors as described on Schedule 2.13 hereof, and the Series B Preferred Stock issued to the New Investors pursuant to this Agreement); (2) Common Stock issued upon the exercise of the Warrants; (3) Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
           as) a dividend or other distribution with respect to, or in exchange for or in replacement of, Preferred Stock or Common Stock; (4) Common Stock otherwise issued (or issuable upon the conversion or exercise of any warrant, right or other security) to an Investor; and (5) for the purposes of the rights and obligations provided under Section 7.3 only and only while he is in the employ of the Company, shares of the Company's capital stock owned of record by John W. Merritt (the "Founder"); excluding in all cases, however, any Registerable Securities sold by a person in a transaction in which his rights under this Section 7 are not assigned.

     (c) The number of shares of "Registerable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to Preferred Stock and Warrants and then exercisable or convertible into securities which are, Registerable Securities.

     (d) The term "Holder" means any person owning or having the right to acquire Registerable Securities or any assignee thereof in accordance with Section 7.13 hereof.

     (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the registrant with the SEC.

     7.2   Request for Registration.

     (a) At any time after October 31, 1993, any Holder, or Holders, holding an aggregate of not less than thirty percent (30%) of the Registerable Securities then outstanding (the "Initiating Holder(s)") may request by written notice, specifying the number of shares desired to be sold, that the Company file a registration statement covering a public offer and sale of Registerable Securities. Upon such request, the Company shall promptly give written notice of the proposed registration to all other Holders. All such other Holders who notify the Company in writing within fifteen (15) days of the date of the notice given them by the Company, of their desire to join in the request and the number of shares they desire to sell shall be deemed to be Initiating Holders. Thereupon, the Company shall use its best efforts to effect, as soon as reasonably practicable, the registration under the Act of all Registerable Securities which the Holders request to be registered (subject to the limitations of Section 7.4 hereof).

     (b) The Company is obligated to effect only two (2) such registrations pursuant to this Section 7.2.

     (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 7.2, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is, therefore, necessary or appropriate to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

     7.3 Company Registration. At any time that the Company intends to make a public offering of its securities under any form of registration statement selected by it and available for secondary offerings (other than a registration relating solely to (i) the Company's initial public offering, (ii) the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or (iii) an SEC Rule 145 transaction), the Company shall notify in writing all Holders no less than fifteen (15) days before the intended filing of such registration statement and shall permit any such Holder who so notifies the Company in writing of his desire to include any or all of his Registerable Securities (limited only by the provisions of Section 7.4 hereof) in such offering within fifteen (15) days of receipt of the notice given such Holders by the Company to be included in such offering. The Company may not commence a public offering of its securities during any registration being made or proposed to be made pursuant to any request therefor in accordance with Section 7.2 hereof (other than a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction).

     7.4 Underwriting Requirements. If any registration is intended to be an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Sections 7.2 and 7.3 hereof. In such event the right of any Holder to registration pursuant to Sections 7.2 and 7.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's securities in the underwriting to the extent provided herein. Any and all Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter, or underwriters, or representatives thereof, selected for such underwriting by the Company (hereinafter the "Underwriter"), provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Holders greater than the obligations of the Holders pursuant to Section 7.10(b) hereof. Notwithstanding any other provision of Sections 7.2 and 7.3 to the contrary, if the Underwriter, acting in good faith, determines that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter may exclude some of the Holders' shares of stock from such registration and underwriting, provided that shares of stock proposed to be sold by stockholders other than the Holders (but not including (i) stockholders who have been employed by the Company for more than three (3) years and (ii) other holders to whom rights have been granted in accordance with Section 7.14 hereof) are first excluded and provided further that in any registration pursuant to
Section 7.3 no less than twenty percent (20%) of the aggregate number of shares offered thereby are offered by the Holders (or such lesser fraction as will include all of the Registerable Securities which the Holders then desire to so offer). The number of shares of stock that may be included in accordance with the foregoing sentence, shall be in proportion, as nearly as practicable, to the respective amounts of capital stock of the Company held by all such Holders, and all such Holders and stockholders, participating in the registration at the time of filing of the registration statement. If any such Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     7.5 Obligation of the Company. Whenever required under this Section 7 to effect the registration of any Registerable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registerable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registerable Securities owned by them.

     (d) Use its best efforts to obtain NASD clearance and register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to meet any other requirements deemed by the Company to be unduly burdensome in any such states or jurisdictions.

     (e) Notify each Holder of Registerable Securities covered by such registration statement, or the Holder's designated attorney-in-fact, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (f) Furnish, at the request of any Holder requesting registration of Registerable Securities pursuant to this Section 7, on the date that such Registerable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registerable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registerable Securities.

     7.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to effect any registration pursuant to this Section 7 as to each selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registerable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registerable Securities.

     7.7 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 7.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and one counsel for the selling shareholders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registerable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registerable Securities agree to forfeit their right to one demand registration pursuant to Section 7.2; provided, further, however, that if immediately prior to the time of such withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 7.2.

     7.8 Expenses of Company Registration. The Company shall bear and pay all expenses, other than underwriting discounts and commissions relating to the shares of any Holder(s) being offered thereby, incurred in connection with any registration, filing or qualification of Registerable Securities with respect to the registrations pursuant to Section 7.3 for each Holder (which right may be assigned as provided in Section 7.13), including (without limitation) all registration, filing, and qualification fees, printing, legal and accounting fees relating or apportionable thereto; provided, however, that the Company shall pay the fees and disbursements of only one counsel for the selling shareholders selected by them.

     7.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

     7.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners and agents of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer, director, partner, agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors, officers, partners or agents, or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration and in each case in an amount which shall not exceed the gross proceeds of the offering received by such Holder; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter, any other Holder, or any of its officers, directors, partners or agents, or any controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     (c)   Promptly after receipt by an indemnified party under this Section
           7.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party, similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.10.

     7.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
           (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registerable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

     (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

     (d) furnish to any Holder, so long as the Holder owns any Registerable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     7.12 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registerable Securities owned by such Holder or Holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

     (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registerable Securities as are specified in such request, together with all or such portion of the Registerable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 7.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registerable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 7.12, provided, however, that the Company shall not utilize this right more than once in any 12-month period; (4) if the Company has, within the 12-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 7.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     (c) Subject to the foregoing, the Company shall file a registration statement covering the Registerable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to the provisions of Section 7.12, including (without limitation) all registration, filing qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 7.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 7.2 or 7.3, respectively.

     7.13 Assignment of Registration Rights. The rights to cause the Company to register Registerable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee of such securities provided the Company is, within thirty (30) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that (i) such assignee or transferee agrees to be bound by the terms of this Agreement; and (ii) such assignment or transfer is made other than in connection with the public offering of such stock or in a transaction (pursuant to Rule 144 or any successor rule) as a consequence of which the subsequent transfer of such stock is not restricted under the Act.

     7.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registerable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 7.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will be on the same basis as the inclusion of the Registerable Securities of the Holders or (b) to have any securities included in any registration effected pursuant to Section 7.2.

     7.15 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or the Underwriter, sell or otherwise transfer or dispose of any Registerable Securities (other than those included in the registration or those transferred to persons who agree to be similarly bound) during the period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act; provided, however, that such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering.

     In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registerable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     7.16 Termination of Registration Rights. A Holder's rights pursuant to this Section 7 shall terminate at the earlier of (a) such time as the Holder may, within a three-month period, offer and sell all of his Registerable Securities pursuant to Rule 144 under the Act without any adverse effect on the price at which such Registerable Securities may be sold, such determination as to such adverse effect to be made by such Holder acting in good faith, or (b) the date forty-eight (48) months from the closing of its Qualified IPO.

     8.    Board of Directors.

     8.1 Size of Board of Directors. At the time of the Closing, the Board of Directors of the Company shall consist of eight (8) members, as follows: C. V. Prothro, Joel P. Adams, Howard D. Wolfe, Jr., C. Richard Kramlich, Otis H. Brinkley, Victor D. Poor, John S. McCarthy and J. Michael Gullard.

     8.2 Membership of Board of Directors Subsequent to Closing. At all times subsequent to the Closing, the Company shall submit to the stockholders of the Company and will use its best efforts to cause to be elected an eight (8) member Board of Directors of the Company which shall consist of: (i) one (1) person designated by a majority of the then elected officers of the Company (excluding assistants); (ii) one (1) person designated by Fostin Capital Associates II ("Fostin"); (iii) two (2) persons designated by SEA Management Corporation ("SEA"); (iv) one (1) person designated by Gateway Venture Partners III, L.P. ("Gateway"); and (v) three (3) persons designated by Investors holding a majority of the Preferred Stock or Common Stock into which such Preferred Stock has been converted. The parties hereto acknowledge that Mr. Brinkley is the current designee of the Company officers, Mr. Adams is the current designee of Fostin, Messrs. Prothro and Poor are the current designees of SEA, Mr. McCarthy is the current designee of Gateway, and Messrs. Wolfe, Kramlich and Gullard are the current designees of the Investors. The Investors, by virtue of their execution of this Agreement, covenant to vote any and all shares of capital stock of the Company entitled to vote thereon, to elect and maintain at all times a Board of Directors whose membership conforms with the provisions of this
Section 8.2. The Board of Directors, in filling any vacancy or newly created directorship, shall likewise elect and maintain a Board of Directors whose membership conforms with the provisions of this Section 8.2.

     8.3 Termination of Voting Agreement. At the earlier of: (i) such time as the Company may complete its Qualified IPO, or (ii) the expiration of a term of ten years from the date hereof (which term may be extended for additional terms (each not to exceed ten years) by agreement of the parties hereto made within two years of the expiration of any such term(s)), the provisions of this Section 8 shall terminate, and the legend on the shares of the Company's capital stock shall be modified accordingly.

     8.4 Expenses of Directors. Members of the Board of Directors shall be reimbursed for their reasonable travel and other expenses incurred in connection with attendance at board meetings and committee meetings thereof.

     9.    Covenants of the Company.

     9.1   Delivery of Financial Statements.

     (a) The Company shall deliver to each Investor then holding shares of Preferred Stock (or Common Stock into which Preferred Stock has been converted):

           (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

           (ii) as soon as practicable, but in any event within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet as of the end of such fiscal quarter, in reasonable detail and prepared in accordance with gaap; and

           (iii) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request in writing.

     (b) The Company shall deliver to each Investor then holding 38,250 or more shares of the outstanding Preferred Stock, or Common Stock into which such Preferred Stock has been converted (as adjusted to reflect subsequent changes in the capitalization of the Company and aggregating the holdings of affiliated Investors solely for the purpose hereof) (a "Qualified Investor"):

           (i) within forty-five (45) days of the end of each month, an unaudited income statement and balance sheet for and as of the end of such month, in reasonable detail and prepared in accordance with gaap;

           (ii) within thirty (30) days of the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company to the extent prepared for presentation to the Board of Directors of the Company;

     (c)   With respect to the financial statements called for in subsections
           (a)(ii) and (b)(i) of this Section 9.1, the Company shall deliver to each Investor an instrument executed by the Chief Financial Officer of the Company and certifying that such financials were prepared in accordance with gaap consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its result of operation for the period specified, subject to normal year-end audit adjustment;

     (d) Any information provided pursuant to Sections 9.1(a)(iii) and 9.1(b)(ii) shall be used by the Investor or any assignee of the Investor solely in furtherance of its interests as an Investor in the Company, and the Investor and any assignee of the Investor shall use all reasonable effort to maintain the confidentiality of all non-public information of the Company obtained under said sections, provided the Company makes an appropriate designation of any such confidential information, and provided further that the foregoing shall not prohibit any Investor from communicating information reasonably necessary or appropriate in fulfilling any fiduciary duty to its stockholders or partners, any committees thereof, or the like. The Company shall not be obligated to disclose any confidential and proprietary non-financial information, the disclosure of which it believes in good faith would be detrimental to the Company and its stockholders.

     9.2 Inspection. The Company shall permit each Qualified Investor, at such Qualified Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Qualified Investor; provided, however, that the Company shall not be obligated pursuant to this Section 9.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. In addition to such inspection right, the Company shall invite each Qualified Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity. The Company shall provide all such New Investors with copies of all notices and other materials provided to the Company's directors.

     9.3 Assignment of Information and Visitation Rights. The rights granted to Investors under Sections 9.1 and 9.2 may be assigned in connection with the transfer or assignment of any shares of Preferred Stock or Common Stock into which Preferred Stock has been converted, provided that the Company shall be entitled to notice of any such transfer within thirty (30) days of the date such transaction is effected, and provided further that such assignee or transferee agrees to be bound by the terms of this Agreement.

     9.4 Termination of Covenants. The covenants set forth in subsections 9.1(a)(iii), (b) and (c) and Section 9.2 shall terminate as to Investors and be of no further force or effect at such time as the Company may become subject to the periodic reporting requirements of Section 15(d) of the 1934 Act, or register its Common Stock under Section 12 of the 1934 Act, whichever event shall first occur.

     9.5 Right of First Refusal. Subject to the terms and conditions specified in this Section 9.5, the Company hereby grants to the Qualified Investors and the Founder who are then in the employ of the Company (for the purposes hereof, the Qualified Investors and such Founder shall be referred to collectively as the "Qualified Shareholders") a right of first refusal with respect to future sales by the Company of its Shares (as hereinafter defined).

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Qualified Shareholder in accordance with the following provisions:

     (a) The Company shall deliver a notice by certified mail ("Notice") to the Qualified Shareholders stating (i) its bona fide intention to offer or issue such Shares, (ii) the approximate number of such Shares to be offered, (iii) the approximate price, if any, for which it proposes to offer such Shares, and (iv) in case of a non-public offering, and if and to the extent then known, the name(s) of the proposed offeree(s).

     (b) Within twenty (20) calendar days after receipt of the Notice, each Qualified Shareholder may elect (by written notice delivered to the Company within such period) to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issue and held, or issuable upon the conversion of the Preferred Stock or exercise of the Warrants then held by such Qualified Shareholder, bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock or exercise of the Warrants then held, by all the Qualified Shareholders. The Company shall promptly, in writing, inform each Qualified Shareholder which purchases all the Shares available to it ("Fully-Exercising Investor") of any other Qualified Shareholder's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain (by written notice delivered to the Company within such period) that portion of the Shares not subscribed for by the Qualified Shareholders which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock or exercise of the Warrants then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock or exercise of the Warrants then held, by all Fully Exercising Investors who wish to purchase some of the unsubscribed Shares.

     (c) If any of such Shares referred to in the Notice are not elected to be obtained as provided in subsection 9.5(b) hereof, the Company may, during the 45-day period following the expiration of the period provided in subsection 9.5(b) hereof, offer such remaining unsubscribed Shares at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 45 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

     (d) The following shall not constitute an offer and sale by the Company for purposes of this Section 9.5: (i) the conversion of shares of Preferred Stock and issuance of Common Stock pursuant thereto; (ii) the issuance of Common Stock pursuant to the exercise of the Warrants; (iii) the exercise of options and warrants which are outstanding or listed on Schedule 2.2 hereof (including any additional shares issuable pursuant to the operation of the antidilution features of such options and warrants or by amendment thereto in satisfaction of such antidilution features), the issuance of Preferred Stock or Common Stock pursuant thereto, and the conversion of the Preferred Stock issued pursuant to any such exercise and the issuance of Common Stock pursuant thereto; (iv) the issuance and sale of Common Stock or options or other rights (and Common Stock issued upon exercise thereof) for up to 3,201,976 shares of Common Stock pursuant to a stock option plan or other stock-based compensation plan approved by the stockholders and directors of the Company (less any shares issuable or issued pursuant to the exercise of any option granted under such stock option plan prior to the date of this Agreement); (v) 50,000 additional shares of Common Stock, including options or warrants therefor issued or issuable from time to time in the discretion of the Board of Directors of the Company;
           (vi) the issuance and sale of Common Stock or Preferred Stock, or warrants, options or similar rights therefor, and the issuance of Common Stock or Preferred Stock upon the exercise of any such rights, provided that the aggregate consideration received or to be received upon the issuance of such stock shall be at least $4.00 per share (adjusted to reflect subsequent changes in the capitalization of the Company; and (vii) the issuance and sale of Series B Preferred Stock pursuant to Section 1.3 hereof.

     (e) The right of first refusal granted under this Section 9.5 (i) shall not be assignable except in connection with the transfer by a Qualified Shareholder of Preferred Stock (or Common Stock into which such Preferred Stock has been converted) as a result of which such transferee shall hold at least 38,250 shares of the outstanding Preferred Stock, or Common Stock into which such Preferred Stock has been converted (as adjusted to reflect subsequent changes in the capitalization of the Company and aggregating the holdings of any affiliated Investors and transferees solely for the purpose of determining whether or not such transferee holds such minimum number of shares); and (ii) in all events shall expire at such time as the Company may complete its initial firm commitment underwritten public offering of its Common Stock pursuant to a registration statement under the Act on Form S-1 or its then equivalent.

     9.6 Affirmative Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that so long as Preferred Stock or Common Stock issued upon conversion thereof is outstanding and held by the Investors hereunder, the Company shall (unless it has received the written consent of the Investors holding such number of shares of the Company's capital stock specified in Section 10.10 of this Agreement to effect a wavier or amendment of such covenants and provisions) perform and observe the following covenants and provisions:

     (a) The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company, except indebtedness contested in good faith by the Company;

     (b) The Company will keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

     (c) The Company will keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

     (d) The Company will keep true records and books of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis;

     (e) The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets;

     (f) The Company shall maintain in full force and effect its corporate existence, rights, and franchises, and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business. The Company shall qualify and remain qualified, as a foreign corporation, in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; and

     (g) The Company will indemnify each Investor and such Investors' representatives serving on the Board of Directors of the Company, to the maximum extent that it is permitted to do so under applicable law and the Certificate of Incorporation of the Company, against expenses, damages, and claims (including, but not limited to, reasonable attorneys' fees and costs of investigation), judgments, fines and amounts paid in settlement, which are incurred by such indemnified party in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such party is threatened to be made a party by reason of having served, or having a representative serve, as a director of the Company or as a director, officer, or other official of any company, partnership, joint venture, or other entity in which the Company directly or indirectly owns any equity interest, provided, however, that no entity or person who would otherwise be entitled to indemnification by virtue of the foregoing shall be so entitled in relation to a matter as to which such party shall be adjudged in a final judgment of a court of competent jurisdiction, subject to no further appeal, to be liable for misconduct in the performance of a duty to the Company unless and only to the extent that such applicable law permits indemnification despite such adjudication of liability. Expenses incurred in defending any such action or proceeding shall be paid by the Company in advance of the final disposition of such action or proceeding, subject to the undertaking of the indemnified party to repay such amount if it is ultimately determined that the indemnified party is not entitled to be indemnified hereunder. The remedy provided herein shall be cumulative of any other remedy which such indemnified party may have against the Company by virtue of the Company's legal obligation to provide indemnification for such party.

     9.7 Negative Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that so long as Preferred Stock of the Company or Common Stock issued upon conversion thereof is outstanding and held by the Investors hereunder, the Company shall (unless it has received the written consent of the Investors or the New Investors (as the case may be) holding such number of shares of the Company's capital stock specified in Section 10.10 of this Agreement to effect a waiver or amendment of such covenants and provisions) comply with and observe the following negative covenants and provisions and will not:

     (a) Authorize or issue any other class or series of stock senior (as to dividends or liquidation preference) to the Preferred Stock;

     (b) Offer for sale, sell or otherwise dispose of for value, any of its Shares, other than the offer and sale of Shares in accordance with the provisions of Section 9.5(d) hereof;

     (c) Alter or change the rights, preferences or privileges of the shares of Preferred Stock, or alter or change its Bylaws, so as to adversely affect such shares or the Investors;

     (d)   Increase the aggregate authorized number of shares of Preferred
           Stock;

     (e) Declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock or declare or pay any dividends on any series of Preferred Stock unless it shall simultaneously declare or pay a dividend on all series of Preferred Stock; nor will it declare any dividend on Common Stock unless, prior to the declaration thereof, it shall have provided to all holders of Preferred Stock notice of the proposed dividend and the record date thereof in a manner sufficient to enable such holders, if they elect to do so, to exercise the right to convert any or all of their shares of Preferred Stock into shares of Common Stock in time to receive the proposed dividend;

     (f) Make, or permit any subsidiary to make, any loan or advance to or investment in, or own, purchase or acquire any stock, securities or obligations of, or interest in, any subsidiary or other corporation, partnership, other entity or person, except (1) loans or advances by
           (i) a subsidiary to the Company or a wholly-owned subsidiary of the Company or (ii) by the Company to a wholly-owned subsidiary, (2) acquisition and ownership of stock of a wholly-owned subsidiary, (3) investments in prime commercial paper due no more than one year after the date of purchase and certificates of deposit maturing no more than a year after the date of acquisition which are issued by commercial banks organized under the laws of the United States of America or any state and having a net worth of more than $25,000,000, (4) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year after the date of acquisition, and (5) other high quality investments authorized by the Board of Directors of the Company;

     (g) Guarantee or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for: (1) trade accounts of the Company or any subsidiary arising in the ordinary course of business,
           (2) indebtedness arising in connection with surety bonds and similar obligations for the Company, (3) indebtedness of employees incurred for the purpose of purchasing securities of the Company, and (4) indebtedness otherwise incurred for the use or benefit of the Company or its subsidiaries (including, without limitation, indebtedness relating to industrial revenue bonds and similar financings);

     (h) Sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) entity or person, in any transaction or series of transactions, upon the effectiveness of which the stockholders of the Company immediately prior thereto hold less than 51% of the voting power of the surviving corporation or entity, or permit any subsidiary to do so;

     (i) Do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);

     (j) Repurchase any outstanding shares of capital stock except pursuant to the terms of any shareholder agreement with an employee or except for the redemption of Preferred Stock; or redeem any series of Preferred Stock until such time as all such series are redeemable and unless shares of each such series are redeemed pari passu in proportion to the respective amounts due the holders of each such series;

     (k) Sell or otherwise dispose of any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary; provided, however, that the Company may liquidate, merge or consolidate any subsidiary or subsidiaries: (i) into or with itself, provided that the Company is the surviving entity or (ii) into or with another subsidiary or subsidiaries; or

     (l) Engage, directly or indirectly, in any business or in any transaction (other than normal services rendered as an employee) involving more than $1,000 with an officer, director or stockholder of the Company, any relative of such officer, director or stockholder, or any corporation or other entity or proprietorship directly or indirectly controlled by any one or more of the officers, directors or stockholders of the Company or any relative of such officer, director or stockholder, unless the terms of such business or transaction have been determined, after full disclosure of the terms and effects of such transaction, by not less than a majority vote of the members of the Board of Directors having no interest, directly or through any affiliation, in the transaction to be at least as favorable to the Company as could be obtained from an independent third party in an arms length transaction.

     9.8 Invalid Dividend or Redemption. Each of the Investors hereby agrees that (i) any dividend paid in violation of the provisions of subsection 9.7(e); and (ii) the proceeds of the redemption of any share(s) of Preferred Stock in violation of the provisions of subsection 9.7(j), shall be held in trust for the benefit of all Investors.

     9.9 Specific Performance. The Company and the Investors each agree that if any covenant set forth in Sections 9.6 and 9.7 is breached, remedies at law might be inadequate and that, all such covenants shall, therefore, be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies at law, in equity or under this Agreement.

     9.10  Termination of Covenants.  The covenants contained in Sections 9.6,
9.7 and 9.8 shall terminate and be of no force and effect upon the consummation of the Company's Qualified IPO.

     9A.   Right of Co-Sale among Qualified Investors.

     9A.1 Offer. If any Qualified Investor receives a bona fide offer to purchase shares of Preferred Stock or Common Stock (collectively, "Shares") owned by it which it does not wish to accept, it shall immediately give notice as provided in Section 10.6 of this Agreement to the other Qualified Investors, setting forth the terms of such offer and the identity of and means of contacting the offeror.

     9A.2 Proposed Sale. Should any Qualified Investor desire to sell, assign, encumber, transfer, or otherwise dispose of any of its Shares, or of any interest in such Shares in any transaction other than an Excluded Transaction (as hereinafter defined), it (the "Selling Investor") shall first give written notice (the "Selling Notice") to the other Qualified Investors, in the manner prescribed in Section 10.6 of this Agreement, of its desire to do so. The Selling Notice shall specify: (i) the name and address of the person or entity to whom the Selling Investor proposes to sell, encumber, assign, or transfer the Shares or an interest in the Shares (the "Offeror") (ii) the number of Shares, or the interest in the Shares the Selling Investor proposes to sell, assign, or transfer (the "Offered Shares"); (iii) the price or amount per Share to be paid or delivered to the Selling Investor for the proposed sale, assignment, or transfer; and (iv) all other terms and conditions of the proposed sale, assignment or transfer (the "Transaction").

     9A.3 Excluded Transaction. Each of the following shall be an Excluded Transaction and the provisions of this Section 9A shall not apply to (i) the transfer by a Qualified Investor that is a partnership to a partner of such partnership or a retired partner; (ii) the transfer by a Qualified Investor that is a corporation to its shareholders or to any subsidiary or affiliated entity; and (iii) the transfer by a Qualified Investor that is an individual by gift, donation or bequest to a member of his family or to a trust established for his benefit or for the benefit of members of his family, if in each such case the transferee(s) (but only if such transferee(s) would hold a sufficient number of shares to be considered a Qualified Investor) agree in writing to be subject to the terms hereof to the same extent as if it were an original Qualified Investor hereunder.

     9A.4 Option to Purchase. Each Qualified Investor may within thirty (30) days of its receipt of the Selling Notice give written notice to the Selling Investor of its election to purchase a specified number of the Shares at the price and on the terms and conditions specified in the Selling Notice, or, alternatively, its election to sell Shares on the terms set forth in the Selling Notice and the number of Shares it would like to sell in the Transaction if given the opportunity.

     9A.5  Failure to Exercise Option; Joint Sale.

           (a) Should the Qualified Investors fail to timely elect to purchase all of the Offered Shares specified in the Selling Notice, and if any Qualified Investor has timely expressed, pursuant to Section 9A.4, a desire to sell all or a portion of its Shares, then each such Qualified Investor shall be entitled to sell a portion of its Shares in the Transaction. The Selling Investor shall use its best efforts to interest the Offeror in purchasing the Shares the Qualified Investors desire to sell, as well as all of the Offered Shares. If the Offeror does not wish to purchase the full amount of available Shares, then the Selling Investor and each of the Qualified Investors shall be entitled to sell in the Transaction up to that number of Shares which is the same percentage of the number of Shares the Offeror will accept as such Qualified Investor's Share ownership bears to the total number of Shares owned by the Selling Investor and all of the Qualified Investors entitled to sell in the Transaction.

           (b) The Transaction shall then proceed on the terms and conditions set forth in the Selling Notice, with the Selling Investor and each Qualified Investor who has made the proper election selling its pro rata portion of Shares, as determined above.

           (c) If there are no Qualified Investors electing to participate, the Selling Investor shall be entitled to sell all of the Offered Shares to the person or entity specified in the Selling Notice at the price and on the terms and conditions specified in the Selling Notice, if such sale is consummated within sixty (60) days from the date the Selling Notice is first received by a Qualified Investor. The Selling Investor may not, however, without giving a new Selling Notice of its intention to do so, which Selling Notice shall reinstate the options of the Qualified Investors set forth in this
     Section 9A, sell any or all of the Offered Shares to the person or entity and on the terms specified in the Selling Notice after said sixty day period has elapsed, or to any other person or entity or at any other price or on any other terms and conditions than those specified in the Selling Notice.

           (d) The proceeds of any sale made by a Qualified Investor without compliance with the provisions of this Section 9A shall be deemed to be held in constructive trust in such amount or amounts as would have been due the other Qualified Investors had the Selling Investor complied with this
     Section 9A.

     9A.6 Termination of Section. This Section 9A shall, if not earlier terminated pursuant to Section 10.10 hereof, terminate upon the occurrence of a Qualified IPO.

     9A.7 Transferees Subject to Provisions. Any transferee of a Qualified Investor who as a result of such transfer shall hold at least 38,250 shares of outstanding Preferred Stock, or Common Stock into which such Preferred Stock has been converted (or adjusted to reflect subsequent changes in the capitalization of the Company and aggregating the holdings of any affiliated Investors and transferors solely for the purpose of determining whether or not such transferee holds such minimum number of shares) shall be subject to the terms of this
Section 9A, and must, prior to the receipt of any Shares, agree in writing to be bound by the terms of this Section 9A. Any transfer without such consent shall be null and void.

     10.   Miscellaneous.

     10.1 Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors.

     10.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including the consent given in Section 10.10 hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     10.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IS APPLICABLE.

     10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United State Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, provided that notice to any Investor located outside the United States shall be made by facsimile or Telex to the number shown with a copy sent concurrently as specified above and to any counsel designated by it on Schedule A or Schedule B attached hereto.

     If to the Company:

           Southwest Network Services, Inc.
           9130 Jollyville Road
           Austin, Texas  78759

     If to the Investors:

           To the addresses listed, respectively, on Schedule A or Schedule B attached hereto.

     10.7 Finder's Fee. Except with respect to certain agreements entered into in April 1992 between the Company and Robertson Stephens & Company, each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

     The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     10.8 Expenses. Except as provided in the following sentence, each party to this Agreement shall bear its own expenses relating to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company agrees that it shall pay the legal fees incurred by Nippon Enterprise Development Corp. and Crossover Fund, L.P. relating to the review and negotiation of this Agreement; provided that the aggregate of such legal fees for both of such entities shall not exceed a total sum of $3,000.

     10.9 Termination. In the event that this Agreement is not executed and delivered as of the Closing, it may be terminated at any time prior to Closing by written consent of the Company and the Investors proposing to purchase at least a majority of the Series B Preferred Stock. This Agreement may be terminated by the Investors proposing to purchase at least a majority of the Series B Preferred Stock if the Closing has not occurred, or the conditions to Closing have not been satisfied, on or before October 30, 1992.

     10.10 Amendments and Waivers. Except with respect to Sections 7 and 9.7(a) and (b) hereof, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding at least a majority of the then outstanding Preferred Stock. Any provisions of Section 7 may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders (as defined in Section 7 hereof) holding at least a majority of the then outstanding Registerable Securities (as defined in Section 7 hereof). Any provision of
Section 9.7(a) or (b) of this Agreement may be amended and the observance of any term of said Section may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Investors holding at least seventy percent (70%) of the then outstanding Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each Holder of Registerable Securities under
Section 7 hereof, each future holder of all such securities, and the Company.

     10.11 Prior Agreement. Sections 7, 8, 9 and 9A of the Prior Agreement are hereby rendered null and void and are replaced in their entirety by Sections 7, 8, 9 and 9A, respectively, of this Agreement. All rights of the Prior Investors accruing to such Prior Investors under Section 9.5 of the Prior Agreement prior to the effective date of this Agreement in connection with the offer and sale of the Series B Preferred Stock and Warrants under this Agreement are hereby waived, released and terminated. Except as expressly amended and restated hereby, the Prior Agreement shall remain in full force and effect in accordance with its terms.

     10.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from the Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its term.

     10.13 Entire Agreement. This Agreement sets forth the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes and replaces any prior understanding, agreement or statement (written or oral).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                SOUTHWEST NETWORK SERVICES, INC.


ATTEST:                         By: /s/ Otis H. Brinkley
                                    ------------------------------
                                    Otis H. Brinkley, President

By: /s/ Kenneth C. Kieley
   -------------------------
   Kenneth C. Kieley,
    Secretary

                                FOUNDER:


                                /s/ John W. Merritt
                                ---------------------------------
                                John W. Merritt

SOUTHWEST ENTERPRISE                       FOSTIN CAPITAL ASSOCIATES II
ASSOCIATES, LIMITED
PARTNERSHIP
                                           By: /s/ Joel P. Adams
By: /s/ C. V. Prothro                          ----------------------------
   -----------------------------                   Joel P. Adams
   C. V. Prothro, General Partner
                                           LOYALHANNA COMMONWEALTH
                                           FUND

                                           By: Fostin Capital Venture Partners

NEW ENTERPRISE ASSOCIATES IV,              By: /s/ Joel P. Adams
  LIMITED PARTNERSHIP                         -----------------------------
                                                   Joel P. Adams

By:  NEA Partners IV, Limited              APA/FOSTIN PENNSYLVANIA
       Partnership                         VENTURE CAPITAL FUND

                                           By: Fostin Capital Corp

By:  /s/ Nancy Dorman                      By: /s/ Joel P. Adams
   -----------------------------              -----------------------------
                                                   Joel P. Adams

NEW VENTURE PARTNERS II, L.P.              TRP PARTNERS 1989


By: /s/ Howard D. Wolfe Jr.                By: /s/ Preston G. Athey
   -----------------------------              -----------------------------

CORNERSTONE VENTURES                       SPECTRA ENTERPRISE ASSOCIATES,
                                           LIMITED PARTNERSHIP

By: /s/ J. Michael Gullard
   -----------------------------           By: /s/ Curran W. Harvey
        J. Michael Gullard                      -----------------------------

CORNERSTONE VENTURES
  INTERNATIONAL, C.V.                      HOOK PARTNERS II

By: /s/ J. Michael Gullard
   ----------------------------            By: /s/ David J. Hook
        J. Michael Gullard                     -----------------------------

ABINGWORTH PLC                             /s/ John A. Griner III
                                           --------------------------------
                                           John A. Griner III
By:
   ----------------------------
                                           NIPPON ENTERPRISE DEVELOPMENT
TETRAVEN FUND S.A.                         CORP.


By: /s/ Allen J. Latta                     By: /s/ Takeshi Watanabe
   ----------------------------               -----------------------------
        Allen J. latta                         Takeshi Watanabe
        Attorney in Fact                       Managing Director

GATEWAY VENTURE PARTNERS III, L.P.

By: Gateway Associates III, L.P. its General Partner

By: /s/ John S. McCarthy
   -----------------------------
        John S. McCarthy, General Partner

CROSSOVER FUND, L.P.


By: /s/ Robert C. Sepiel
   -----------------------------

NATIONSBANK TEXAS VENTURE
GROUP, INC.


By:
   -----------------------------

SEQUOIA CAPITAL V


By:  /s/ Richard Norton
   -----------------------------

SEQUOIA TECHNOLOGY PARTNERS V


By:  /s/ Richard Norton
   -----------------------------

SEQUOIA XX


By:  /s/ Richard Norton
   -----------------------------

/s/ M. D. Sampels
--------------------------------
M. D. Sampels


--------------------------------
Stephen H. Kelley